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                      SECURITIES AND EXCHANGE COMMISSION

                            Washington, D.C. 20549

                                   FORM 8-K

                                CURRENT REPORT
                    PURSUANT TO SECTION 13 OR 15(d) OF THE
                        SECURITIES EXCHANGE ACT OF 1934


       Date of report (Date of earliest event reported): July 12, 2001
                                                         -------------

                       EAGLE POINT SOFTWARE CORPORATION
                       --------------------------------
            (Exact Name of Registrant as Specified in Its Charter)


          Delaware                    0-26170                   42-1204819
          --------                    -------                   ----------
(State or Other Jurisdiction   (Commission File Number)        (IRS Employer
     of Incorporation)                                      Identification No.)


4131 Westmark Drive, Dubuque, Iowa                                    52002-2627
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(Address of Principal Executive Offices)                              (Zip Code)


Registrant's telephone number, including area code: (319) 556-8392
                                                    --------------


                                N/A
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         (Former Name or Former Address, if Changed Since Last Report)
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Item 5.   Other Events.

          Eagle Point Software Corporation (the "Company") has entered into an Agreement and Plan of Merger dated as of July 12, 2001 (the "Merger Agreement") with JB Acquisitions LLC ("JB Acquisitions") and Talon Acquisition Corp., a wholly-owned subsidiary of JB Acquisitions ("Talon"), that provides for the merger (the "Merger") of Talon with and into the Company. Following the Merger, the separate corporate existence of Talon will cease and the Company will continue as the surviving corporation. JB Acquisitions is a newly organized corporation formed by John F. Biver, a founder and current director of the Company, for the purpose of entering into the Merger Agreement and engaging in the transactions contemplated thereby.

          Pursuant to the terms of the Merger Agreement, each share of the Company's common stock outstanding immediately prior to the merger, other than shares owned directly or indirectly by JB Acquisitions, will be converted into the right to receive $6.40 per share in cash, except that 78,125 shares held by Rodney L. Blum (a current director and former executive officer of the Company) and 39,062.5 shares held by Dennis J. George (a current director and Chief Financial Officer of the Company) will be converted into the right to receive 7-year subordinated promissory notes from the Company in the principal amount of $6.40 per share acquired. The Company's obligations under the notes will be guaranteed by Mr. Biver and his spouse. In addition, JB Acquisitions, Talon and Digital Canal Corporation, an entity formed by Mr. Blum, have entered into a definitive agreement providing for the purchase by Digital Canal of the operating assets of the Company's Building Design and Construction Division and its Structural Division for a cash purchase price of approximately $1.1 million.

          Prior to its execution, the Merger Agreement was approved by the Company's Board of Directors (with Mr. Biver and Mr. Blum not participating), based upon the unanimous recommendation of a special committee of its independent directors. The consummation of the merger is subject to certain conditions, including regulatory approvals, the approval of the Company's stockholders, the simultaneous consummation of the transactions contemplated by the agreement between JB Acquisitions, Talon and Digital Canal and the receipt by JB Acquisitions of certain necessary financing.

          Copies of the Merger Agreement and the Company's press release issued on July 12, 2001 with respect to the Merger Agreement and the transactions contemplated thereby are attached hereto as Exhibits 2 and 20, respectively and each is incorporated herein by reference.

                                      -2-
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Item 7.   Financial Statements, Pro Forma Financial Information and Exhibits.

(a) - (b) Not applicable.

(c)       Exhibits:

Exhibit
Number    Description of Exhibit
------    ----------------------

2 Agreement and Plan of Merger, dated as of July 12, 2001, by and among JB Acquisitions, Talon and the Company.

10 Amendment Number One to Amended and Restated Eagle Point Software Corporation 1995 Employee Stock Purchase Plan.

20        Press Release issued by the Company on July 12, 2001.

99.1 Asset Purchase Agreement, dated as of July 12, 2001, by and among JB Acquisitions, Talon and Digital Canal Corporation.

99.2      Form of Promissory Note from the Company to Rodney L. Blum and Dennis
          J. George.

99.3      Form of Personal Guaranty of Mr. and Mrs. John F. Biver.

                                      -3-
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                                   Signature

          Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.


                                  EAGLE POINT SOFTWARE CORPORATION



                                  By:    Dennis J. George
                                         ------------------------
                                  Name:  Dennis J. George
                                  Title: Vice President, Chief Financial Office,
                                         Treasurer and Secretary

Dated July 16, 2001
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                                 Exhibit Index

          The following is a list of the Exhibits filed herewith.

Exhibit
Number    Description of Exhibit
------    ----------------------

2 Agreement and Plan of Merger, dated as of July 12, 2001, by and among JB Acquisitions, Talon and the Company.

10 Amendment Number One to Amended and Restated Eagle Point Software Corporation 1995 Employee Stock Purchase Plan.

20        Press Release issued by the Company on July 12, 2001.

99.1 Asset Purchase Agreement, dated as of July 12, 2001, by and among JB Acquisitions, Talon and Digital Canal Corporation.

99.2      Form of Promissory Note from the Company to Rodney L. Blum and Dennis
          J. George.

99.3      Form of Personal Guaranty of Mr. and Mrs. John F. Biver.

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